LIMITED PARTNERSHIP AGREEMENT

OF

DOURAVE-BULLION JOINT VENTURE, L.P.

THE INTERESTS DESCRIBED AND REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT” OR ANY APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND ARE RESTRICTED SECURITIES AS SUCH TERM IS DEFINED IN RULE 144 UNDER THE ACT.  THE INTERESTS MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE ACT AND APPLICABLE STATE ACTS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE ACTS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE PARTNERSHIP.

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LIMITED PARTNERSHIP AGREEMENT

OF

DOURAVE-BULLION JOINT VENTURE, L.P.

THIS LIMITED PARTNERSHIP AGREEMENT is originally made and entered into as of the 29th day of June, 2010, by the following partners of Dourave-Bullion Joint Venture, L.P. (the “Joint Venture” or the “Partnership”):

GENERAL PARTNER	ADDRESS
Dourave-Bullion, LLC	299 East 950 South Orem, Utah 84058
LIMITED PARTNERS	ADDRESS
Bullion Monarch Mining, Inc. (“BMM”)	299 East 950 South Orem, Utah 84058
Dourave Mineracao e Exploracao Mineral Ltda. (“Dourave”).	Avenida Manfredo Barata 720, Boa Esperança CEP: 68181-005 Itaituba - Pará - Brazil Phone: 55.93.3518.3733 Fax: 55.93.3518.3062

The parties hereto, sometimes collectively referred to herein as the “Partners,” being desirous of associating themselves together, hereby form a Limited Partnership under the Utah Revised Uniform Limited Partnership Act (Utah Code Annotated, Section 48-2a-101, et. seq.).

BMM and Dourave had been carrying on certain activities prior to the execution of this Limited Partnership Agreement.  All such prior activities, obligations, and liabilities (of any nature and kind) are hereby merged with and into this Partnership.

RECITALS

BMM and Dourave desire to form the Dourave-Bullion Joint Venture, L.P. (the “Limited Partnership” or the “Joint Venture”) and to enter into this Limited Partnership Agreement for the purpose of creating a joint venture with respect to certain mining properties presently situated in the state of Para, in the country of Brazil (the “Properties”).

The Properties are held, or shortly will be held, in a legal entity formed under the laws of Brazil, which is known as Dourave-Bullion Mineracao e Exploracao Mineral LTDA., (the “Brazilian Subsidiary”).

The Limited Partnership shall own at least 99.00% of the Brazilian Subsidiary for legal purposes, but shall own all of the beneficial ownership for tax purposes.

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ARTICLE 1

DEFINITIONS

1.1

Definitions.  In addition to the definitions of terms appearing in the Capital Accounting and Tax Addendum attached hereto and incorporated by this reference (the “Addendum”), the following terms used in this Limited Partnership Agreement shall have the following meanings (unless otherwise expressly provided herein):

(a)

“Partnership” means Dourave-Bullion Joint Venture, L.P.

(b)

“Family” means spouse, parents, siblings and descendants, including adopted persons of any generation and descendants of adopted persons of any generation as well as blood relatives.

(c)

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, estate, cooperative association or other entity.

(d)

“Financial Insolvency” of a Partner means:

(1)

The making of an assignment for the benefit of creditors by such Partner;

(2)

The filing of a voluntary petition in bankruptcy by such Partner;

(3)

The adjudication of such Partner as bankrupt or insolvent;

(4)

The filing by such Partner of a petition or answer seeking for such Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(5)

The filing of an answer or other pleading by such Partner admitting or failing to contest the material allegations of a petition filed against such Partner in any proceeding described in subsection (4) above;

(6)

The seeking, consent to, or acquiescence in by such Partner of the appointment of a trustee, receiver, or liquidator of such Partner or of all or any substantial part of such Partner’s properties; or

(7)

The failure of any proceeding against such Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation to be dismissed within 120 days after its commencement; or the failure of any appointment, made without

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such Partner’s consent or acquiescence, of a trustee, receiver or liquidator of such Partner or of all or any substantial part of such Partner’s properties to be vacated or stayed within 90 days after such appointment, or the failure of any such appointment to be vacated within 90 days after the expiration of any such stay.

(e)

“Fiscal Year” means the Partnership’s fiscal and taxable year, which shall end on April 30th of each year.

(f)

“I.R.C.” means the Internal Revenue Code of 1986, as amended, and all references to specific sections thereof shall include any amended or successor provisions thereto.

(g)

“Legal Incompetency” of an individual Partner means a declaration of such Partner’s incompetency, whether for insanity, age, disability or other reason.  For this purpose, such declaration shall be made by a duly licensed physician chosen by other Partners.  If such Partner disputes such declaration, he may choose a second physician, and said two physicians shall choose a third physician, and the decision of the majority of said physicians as to the competency of such Partner shall be binding on all parties.  Each party shall bear the cost of the physician chosen by it and the parties shall split the cost of the third physician.

(h)

“Liquidation” means the liquidation of the Partnership or the liquidation of a Partner’s interest in the Partnership, as the context may require, and has the meaning set forth in Regulations Section 1.704-1(b)(2)(ii)(g).

(i)

“Majority in Interest” refers to Partners whose percentage interests in Profits aggregate in excess of fifty percent (50%) of the total Profits interests held by all of the Partners entitled to participate in a particular action or decision.  If a greater or lesser percentage of Profits is required, it shall be so specified herein.

(j)

“General Partner” shall have the meaning set forth in Section 9.1 herein.

(k)

“Net Cash Flow” of the Partnership shall be determined for each Partnership Fiscal Year and each month in such Fiscal Year in accordance with sound cash basis accounting principles, and means:  (a) all cash receipts of the Partnership during such period, from whatever source, whether or not taxable (excluding only capital contributions by Partners); plus (b) any cash that becomes available during such period by reason of a reduction in the cash reserves of the Partnership, referred to in (d) below; less (c) all cash expenditures and cash losses of the Partnership during such period, whether capital or current, tax deductible or nondeductible (including debt service payments and excluding only distributions to Partners); and less (d) reasonable additions during such period to Partnership cash reserves deemed necessary by the General Partner for working capital, including, without limitation, the future operations and/or investments of the Partnership.

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(l)

“Limited Partnership Agreement” shall mean this Limited Partnership Agreement as originally executed and as amended from time to time.

(m)

“Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

(n)

“Profits” or “Losses” means, for each Fiscal Year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, as the case may be, as determined under I.R.C. Section 703(a) (except that for this purpose all items of income, gain, loss or deduction required to be separately stated pursuant to I.R.C. Section 703(a)(1) shall be included in the computation of taxable income or loss, notwithstanding I.R.C. Section 703(a)(2)), with the following adjustments:

(1)

Any income of the Partnership that is exempt from Federal income tax which is not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(2)

Any expenditures of the Partnership described in I.R.C. Section 705(a)(2)(B), or treated as I.R.C. Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), which are not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss; and

(3)

Any items of income, gain, loss or deduction which are specially allocated pursuant to Paragraphs C.1(d) and C.2 of the Addendum shall not be included in the computation of Profits or Losses.

(o)

“Properties” shall mean those mining properties as more particularly described on the attached Schedule One, and which are owned by the Brazilian Subsidiary.

(p)

“Regulations” refers to the income tax regulations promulgated under the I.R.C., as amended from time to time (including corresponding revisions of successor regulations).

ARTICLE 2

FORMATION AND NAME; DESIGNATED OFFICE; TERM

2.1

Formation and Name.  The Partners hereby agree to form or have formed a limited

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partnership under the name of Dourave-Bullion Joint Venture, L.P., by the filing of a Certificate of Limited Partnership (“Certificate”) pursuant to Utah law.

2.2

Principal Office.  The principal office of the Partnership is 299 East 950 South, Orem, Utah 84058.  The General Partner may at any time change the designated office of the Partnership.

2.3

Registered Office and Registered Agent.  The Partnership’s registered office shall be at 60 E. South Temple, Suite 1800, Salt Lake City, Utah 84111, and the name of its initial registered agent at such address shall be Corporate Agent Services, LLC.  The Partnership may change the registered office and/or the registered agent at such times and from time to time as the Partners may deem advisable.

2.4

Term of the Partnership.  The term of the Partnership shall commence upon the filing of the Certificate and shall continue for the maximum permissible period under the Act, unless earlier terminated as hereinafter provided.

ARTICLE 3

PURPOSES AND POWERS OF THE PARTNERSHIP

The purpose of the Partnership shall be limited strictly to the acquisition, ownership, holding for investment, exploration and development of the Properties, which are held in the Brazilian Subsidiary. The Partnership may have no other purpose, and this Article may not be amended without the express written consent of all Partners, including the limited partners.  The Partnership shall have and may exercise all powers necessary to the accomplishment of its purpose without the necessity of their specific enumeration herein.

ARTICLE 4

TAX AND ACCOUNTING MATTERS

4.1

Characterization as a Partnership.  It is the intent of the Partners that the Partnership be classified as a partnership under United States law.  Accordingly, this Limited Partnership Agreement is written and shall be construed in a manner consistent with such intent and the General Partner shall take no action inconsistent with such intent.

4.2

Fiscal Year.  The Fiscal Year of the Partnership shall end on the last day of April of each year.

4.3

Accounting Method.  The Partnership books of account shall be maintained and its

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income, gains, losses, deductions and credits shall be reported, for financial accounting purposes on an accrual basis, in accordance with United States generally accepted accounting principles.  For tax reporting purposes, the General Partner may select such method of accounting that will best serve the Partnership’s interests.  The General Partner may change the financial and tax accounting method of the Partnership, subject to any applicable limitation of law or regulation, only upon receiving the written consent of all Partners.

4.4

Tax Information.  As soon as reasonably practicable after the end of the Partnership Fiscal Year, the General Partner shall cause each Partner to be furnished with a Schedule K-1 for such year and any other schedule or statement required by Federal income tax law.

4.5

Tax Elections.  The General Partner in its discretion may make any and all tax elections available to the Partnership, including without limitation the election provided for in I.R.C. Section 754 and the classification election under Regulations Section 301.7701-3.

4.6

Tax Matters Partner.  Dourave-Bullion, LLC, shall be the Tax Matters Partner (“TMP”) of the Partnership as such term is defined in I.R.C. Section 6231(a)(7).

ARTICLE 5

CAPITAL CONTRIBUTIONS; LOANS

5.1

Initial Capital Contributions.  The Partners will make initial capital contributions to the Partnership of ownership interests in Brazilian Subsidiary in the amounts and at the Fair Market Values set forth opposite their names in Schedule One, attached hereto and made a part hereof by this reference.

5.2

Capital Needs.  BMM shall be required to fund the Brazilian Subsidiary’s exploration activities in the amount of $1,832,235 USD, which is in addition to its initial capital contribution.  As of the date this Operating Agreement is executed, BMM has contributed approximately $1,800,000 USD that has been used to fund the Subsidiary’s exploration activities.  BMM shall be required to contribute or finance no more than $2,000,000 USD to the Partnership, whether by cash or by property capital contribution.

No Partner shall be obligated to make any additional contributions to Partnership capital or loans to the Partnership without such Partner’s consent.  Partners may make additional capital contributions, however, to the Partnership upon the determination of the General Partner and with the approval of a Majority in Interest of the Partners.  Further, in the event the Partnership has insufficient capital for its needs, it may raise additional capital by borrowing from Partners or third parties upon such commercially reasonable terms and conditions as the parties shall agree.

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5.3

Return of Capital.  No Partner shall be entitled to the return of its capital contribution to the Partnership except as specifically provided in this Agreement.

5.4

Interest on Contributions.  No interest shall accrue or be paid on the balance in the Capital Account of any Partner.

ARTICLE 6

CAPITAL ACCOUNTS

A separate Capital Account shall be maintained for each Partner.  The Partners’ Capital Accounts as of the date of this Agreement are set forth on Schedule One, attached hereto and incorporated herein by this reference.  In general, a Partner’s Capital Account shall be credited in the amount of such Partner’s contributions to capital and such Partner’s share of the Profits of the Partnership and shall be debited in the amount of any distributions of capital to such Partner and such Partner’s share of the Losses of the Partnership, in accordance with I.R.C. Section 704(b) and the Regulations promulgated thereunder, as more particularly set forth in the Addendum.

ARTICLE 7

ALLOCATION OF PROFITS AND LOSSES

7.1

Allocation of Profits; Special Allocation of Profits.  Subject to the special tax allocation rules set forth in the Addendum, Profits for any Fiscal Year shall be allocated to the Partners for both financial and tax accounting and reporting purposes in accordance with their interest in Profits as set forth on Schedule Two; provided that the Partners specifically agree that before any Partner is allocated any Profits from the Partnership, the first one million eight hundred thirty-two thousand two hundred and thirty-five dollars (USD) ($1,832,235) in Profits shall be allocated to BMM and any Profits thereafter according to Schedule Two.

7.2

Allocation of Losses; Special Allocation of Losses.  Subject to the special tax allocation rules set forth in the Addendum, Losses for any Fiscal Year shall be allocated to the Partners for both financial and tax accounting and reporting purposes in accordance with their interest in Profits as set forth on Schedule Two; provided that the Partners specifically agree that before any Partner is allocated any Loss from the Partnership, the first one million eight hundred thirty-two thousand two hundred and thirty –five dollars (USD) ($1,832,235) in Losses shall be allocated to BMM and any Losses thereafter according to Schedule Two.

7.3

Allocations in the Event of Transfer or Liquidation.  In the event of the transfer or Liquidation of a Partner’s entire interest in the Partnership, such Partner’s allocable share of Profits, Losses and any specially allocated items pursuant to the Addendum for the current taxable year of the

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Partnership through the date of transfer or Liquidation shall be calculated on the basis of an interim closing of the Partnership books as of such date, or on the basis of a daily proration through such date of Profits, Losses and any specially allocated items for the entire year, as the parties may agree.

ARTICLE 8

NET CASH FLOW AND DISTRIBUTIONS

8.1

Distribution of Net Cash Flow; Priority Distribution.  The General Partner shall distribute the Net Cash Flow of the Partnership to the Partners at least quarterly; provided that before any distribution of Net Cash Flow is to be made, BMM shall be entitled to the first one million eight hundred thirty-two thousand two-hundred and thirty-five dollars (USD) ($1,832,235) of Net Cash Flow to recover its capital contribution made pursuant to Article 5 above. Subject to the immediately preceding sentence, all distributions, after the priority distribution to BMM, shall be made in proportion to the Partners’ respective interests in Profits.

8.2

Distribution Upon Termination.  Notwithstanding the foregoing, liquidating distributions in the event of Liquidation of the Partnership shall be made in accordance with the Partners’ respective final positive Capital Account balances, as set forth in Section 14.3, below.

8.3

Amounts Withheld.  The Partnership is authorized to withhold from payments, distributions, or with respect to allocations, to the Partners and to pay over to any federal, state, or local government any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local tax law.  All amounts so withheld with respect to any payment, distribution or allocation to the Partners shall be treated as amounts paid or distributed to the Partners pursuant to this Article 8 for all purposes under this Agreement.

ARTICLE 9

MANAGEMENT

9.1

Management.  The business and affairs of the Partnership shall be managed by Dourave-Bullion LLC (the “General Partner”).  Subject to this Limited Partnership Agreement, the General Partner shall direct, manage and control the business of the Partnership and shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the General Partner shall deem to be reasonably required in light of the Partnership’s business and objectives, without the necessity of their specific enumeration herein.  The remaining Partners of the Partnership shall have no right or authority to act for or on behalf of the Partnership and shall not interfere or participate in the management of the Partnership except as expressly provided herein. Notwithstanding anything to the contrary set forth in this Article 9, the Partnership’s management

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authority over the Brazilian Subsidiary shall be limited to only those management matters reserved to the Partnership under that certain Contribution and Management Agreement of even date herewith.

9.2

Tenure and Succession.  The General Partner shall serve for the duration of the Partnership, unless removed pursuant to Section 9.7.  In the event the General Partner is removed, the Partnership shall automatically be dissolved.

9.3

Manner of Acting.  The General Partner may adopt such rules and regulations for the conduct of meetings and the management of the Partnership not inconsistent with this Limited Partnership Agreement or applicable law.

9.4

Powers of General Partner; Meeting of Partners.  The General Partner shall have all powers necessary to conduct the business of the Partnership without the need for specifically setting them forth.  Unless authorized to do so by this Limited Partnership Agreement or by the General Partner, no Limited Partner, agent or employee of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable pecuniarily for any purpose. Any Partner may call of a meeting of the Partners and the General Partner by providing the General Partner with written notice at least 10 business days prior to the meeting date.

9.5

Indemnification.  The Partnership shall indemnify the General Partner in the event it is made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that it is or was a General Partner, against costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such General Partner in connection with the action, suit or proceeding if it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that its conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such General Partner (a) did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership, and (b) with respect to any criminal action or proceeding, had reasonable cause to believe that its conduct was unlawful.

9.6

Resignation.  The General Partner may resign at any time by giving written notice to the Partners of the Partnership.  The resignation of the General Partner shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Replacement of the General Partner who resigns under this Section 9.6 shall be governed by Section 9.2.

9.7

Removal.  Notwithstanding any provision herein to the contrary, at a meeting called expressly for that purpose, the General Partner may be removed at any time for any reason, with or

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without cause, by the unanimous vote of all Partners, and may be removed by reason of Legal Incompetency or willful misconduct or conviction of a felony as adjudicated by a court of competent jurisdiction.

9.8

Maintenance of Partnership Records.  The General Partner shall maintain and preserve at the Partnership’s principal office, during the term of the Partnership and for six (6) years thereafter, all accounts, books, and other documents and records, including those required to be maintained under Utah law.  The General Partner shall be obligated to provide all Partners with quarterly financial and tax reports from the Partnership.

ARTICLE 10

RIGHTS AND OBLIGATIONS OF PARTNERS

10.1

Limitation of Liability.  No Limited Partner shall be personally liable for any debts, obligations, liabilities or losses of the Partnership, regardless of the particular nature or source thereof, beyond such Limited Partner’s capital interest in the Partnership.

10.2

Withdrawal by a Partner.  No Partner shall have the right under this Limited Partnership Agreement to unilaterally withdraw from the Partnership or to require that such Partner’s interest in the Partnership be redeemed, in whole or in part.

10.3

Priority and Return of Capital.  Except as noted in Article 8.1, no Partner shall have priority over any other Partner, either as to the return of capital contributions or as to distributions; provided that this Section shall not apply to loans (as distinguished from capital contributions) which a Partner has made to the Partnership.

10.4

Inspection of Partnership Records.  Upon reasonable request, each Partner shall have the right, during ordinary business hours, to inspect and copy Partnership documents at the Partner’s expense.

ARTICLE 11

ADMISSION OF NEW PARTNERS; N.S.R. ROYALTY INTEREST

A newly admitted Partner shall execute and deliver all documents necessary to reflect such Partner’s admission to the Partnership and such Partner’s agreement to be bound by the terms and conditions of this Limited Partnership Agreement.  Once a Partner has been initially admitted to the Partnership, such Partner may not transfer its interest in the Partnership to a third party without the consent of the General Partner and a Majority in Interest of the Partners.

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BMM shall have the right to cause its Partnership interest in the Partnership, including any and all derivative rights BMM shall have to the assets of the Partnership (i.e., the Contract Rights described on Schedule Two of this Limited Partnership Agreement) to be converted into a 4.5% N.S.R (Net Smelter Return) royalty on any and all production (meaning all revenue derived from the extraction of all nonliving products or resources from the Properties) coming from the Properties and the underlying Contract Rights in perpetuity (the “Royalty Election”).  All parties to this Limited Partnership Agreement covenant and agree that upon receipt of written notice by BMM exercising its Royalty Election that they shall take all such actions as may be necessary, to cause that all rights in and to the Properties flowing from the Contract Rights and the Partnership’s 99.00% ownership of the Brazilian Subsidiary to permanently and irrevocably inure to the benefit of BMM in the form of a legally-binding, and permanent 4.5% N.S.R. royalty on any and all production coming from the Properties, the Contract Rights, and the Area of Interest (as such term is defined in that certain Contribution and Exploration Agreement of even date herewith).

For purposes of the Royalty Election, the term N.S.R, or Net Smelter Return, shall mean a royalty calculated on the Net Smelter Returns (as herein defined) from all crude ores and concentrates mined or otherwise recovered and removed from mineral claims on the Properties.   The "Net Smelter Return" on crude ore or concentrates derived and sold shall be determined as follows:

The Net Smelter Returns shall mean the proceeds received from such sale by, less sales and brokerage costs, transportation costs, processing costs and extraction taxes. Such crude ore or concentrates shall be deemed sold at the time the proceeds are received.  If crude ore or concentrates are sold or transferred to an affiliate, they shall be deemed sold at the time of delivery to an affiliate, and the Net Smelter Returns shall mean an amount equal to that which would have been received from a bona fide third party purchaser in an arms-length transaction for an identical product less transportation costs, processing costs and extraction taxes incurred. Each payment on the N.S.R. shall be accompanied by a statement showing weights and values of mineral substances recovered from the crude ore and concentrates produced from the Properties.

ARTICLE 12

TRANSFER OF PARTNER’S INTEREST

12.1

Restrictions Upon Transfer by Partner.  Except as expressly permitted below, a Partner may not sell, exchange, assign or otherwise transfer, nor mortgage, pledge or otherwise encumber all or any part of such Partner’s interest in the Partnership, whether voluntarily or involuntarily, by operation of law, order of any court, contract, gift, will, intestacy, Financial Insolvency, division of property in the context of a divorce or separation proceeding, or otherwise (a “Transfer”), without the consent of the General Partner and all of the Partners of the Partnership, absent which consent any such Transfer or attempted Transfer shall be void and of no effect.

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(a)

Estate Planning Exception.  Notwithstanding the foregoing provisions of Section 12.1, a lifetime or testamentary Transfer by any Partner of all or any portion of such Partner’s interest in the Partnership to or for the exclusive benefit of such Partner’s Family, or trust or other Entity for the benefit of such Family, shall be permitted without such consent. The transferee of any such interest pursuant to this subparagraph (a) shall be deemed admitted as a Partner in accordance with Article 11 hereof.

(b)

Reorganization Exception.  Notwithstanding the foregoing provisions of Section 12.1, a Transfer of such Partner’s interest incident to an incorporation, liquidation, distribution, termination, merger, consolidation or transfer of substantially all the assets of said Partner, or other reorganization of said Partner constituting a mere change in the form of doing business or of holding property, shall be permitted, provided said Partner or the persons formerly in control of said Partner own the transferred interest in the Partnership directly or own the controlling interest in the new or surviving Entity.  By “control” is meant in excess of 50% of the voting interests. The transferee of any such interest pursuant to this subparagraph (b) shall be deemed admitted as a Partner in accordance with Article 11 hereof.

(c)

Limitation on Permitted Transfers.  Notwithstanding the foregoing, no Transfer otherwise permitted hereunder may be made if, in the opinion of counsel for the Partnership, such Transfer, when added to the total of all other interests in the Partnership transferred within the period of twelve (12) consecutive months prior to the proposed date of Transfer, would result in the termination of the Partnership as a partnership for tax purposes under I.R.C. Section 708.

12.2

Right of First Refusal.  In the event a Partner receives a bona fide written offer to purchase all or any portion of such Partner’s interest in the Partnership from an unrelated third party (i.e., a person not described in Section 12.1(a) or (b) above) which such Partner desires to accept, he may do so, provided that: (a) such Partner first offers to sell such Partner’s interest, or portion thereof, to the Partnership and the other Partners in the manner set forth below on the same terms and conditions as offered by the third party by delivering a copy of said third party offer to the General Partner and the other Partners (with a cash equivalent value being substituted for any noncash consideration contained in said third party offer); and (b) if the Partnership and the other Partners decline to exercise their right of first refusal, the other Partners consent to the purchase of such interest by said third party, such consent not to be unreasonably withheld.

The General Partner shall then have sixty (60) days to accept said offer in full on behalf of the Partnership on the terms and conditions set forth in said offer.  If the General Partner declines to accept said offer, the General Partner may assign the offer to those Partners who desire to accept it, pro rata in

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proportion to such Partners’ interests in Profits or as such Partners may otherwise agree among themselves, but such assignment shall not extend the sixty (60) day period for acceptance.  Acceptance shall be in writing delivered to the transferring Partner.

If the General Partner and Partners decline to accept said offer or otherwise waive their rights hereunder and give their consent to the purchase of the interest by said third party, the transferring Partner shall be free to accept the offer of purchase from said third party, provided he does so within thirty (30) days after the earlier of the end of the sixty (60) day period or receipt of such waiver and provided he consummates the sale of such Partner’s interest, or portion thereof, without any material variation in the terms and conditions stated in said offer.  If the thirty (30) day period for acceptance expires or if such Partner desires to materially vary any of the terms and conditions of the offer, he must follow the procedure set forth above as if he were receiving a brand new offer of purchase.

12.3

Effect of Transfer; Status of Transferee.  Except as otherwise provided in Section 12.1, the Transfer of any interest in the Partnership, voluntary or involuntary, permissible or impermissible, if effective at all, shall be effective only to transfer the transferring Partner’s economic rights in such interest and not to transfer such Partner’s voting, management and other rights of ownership with respect to such interest. Accordingly, any transferee of such interest shall have the status of a mere assignee under Utah law and shall not be entitled to become, nor to exercise any of the rights of, a Partner in the Partnership unless and until such transferee is admitted as a Substituted Partner in accordance with Article 11 above.  In any event, the transferring Partner shall cease to have any rights at all with respect to the transferred interest.

12.4

Transferring Partner’s Capital Account Balance.  Subject to Section 7.3 above, that portion of the Capital Account balance of a Partner who transfers all or any portion of such Partner’s interest in the Partnership, as permitted hereunder, which is attributable to such transferred interest, shall carry over to the transferee as set forth in Regulations Section 1.704-1(b)(2)(iv)(l).

12.5

Internal Revenue Service Reporting Requirements.  In the event of a sale or exchange of an interest in the Partnership, the Partners shall comply with the reporting requirements of I.R.C. Section 6050K.

ARTICLE 13

BUY-OUT OF PARTNER’S INTEREST

13.1

Buy-Out Upon Certain Events.  Upon receiving notice of the occurrence of a Buy-Out Event (defined below), the Partnership shall have one hundred twenty (120) days in which it may exercise an option to purchase the entire interest in the Partnership of the Partner to whom or by whom the Buy-Out Event has occurred (the “Liquidating Partner”).  The General Partner shall have sole discretion to determine whether or not to exercise such option.

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A “Buy-Out Event” shall consist of any of the following events or circumstances:

(a)

The death, Legal Incompetency or Financial Insolvency of a Partner (unless the resulting Transfer of such Partner’s interest would constitute a permissible Transfer under Section 12.1 above);

(b)

With respect to any Partnership interest previously owned by a Partner and transferred pursuant to Sections 12.1(a) or 12.1(b), the death, Legal Incompetency or Financial Insolvency of the transferring Partner;

(c)

A Transfer or attempted Transfer by a Partner of all or any portion of such Partner’s interest in the Partnership except as permitted in Article 12 above; or

(d)

The breach by a Partner of any material term or provision of this Agreement, which breach remains uncured after reasonable notice and opportunity to cure.

Exercise of said option by the Partnership shall be made by giving written notice thereof to the Liquidating Partner or the personal representative, trustee or other successor-in-interest of the Liquidating Partner, effective as of the date of notice of such election.  Valuation of the interest in the Partnership of the Liquidating Partner shall then take place pursuant to Section 13.2, below and payment for such interest shall take place pursuant to Section 13.3 below.

13.2

Valuation of Liquidating Partner’s Interest.  The interest in the Partnership of a Liquidating Partner shall be valued as follows:

(a)

Negotiation to Determine Valuation.  The General Partner and the Liquidating Partner or the personal representative, trustee or other successor-in-interest of the Liquidating Partner shall promptly commence negotiations to establish the fair market value of the Liquidating Partner’s interest in the Partnership.  Value shall be determined as of the date of the election to buy out the interest of the Liquidating Partner.  Negotiations shall continue as long as required, provided that if an agreement is not reached within ninety (90) days after the date of the election to buy out the interest of the Liquidating Partner or if negotiations break down prior to such time, either party may terminate the negotiations and require the valuation to be submitted to appraisal, as provided in the following subsection.

(b)

Appraisal to Determine Valuation.  Unless the parties agree on a simplified appraisal procedure, if the parties are unable to reach agreement through negotiations between themselves, the fair market value of the Liquidating Partner’s interest in the Partnership shall be determined by appraisal.  Each of the parties shall promptly select an appraiser qualified by appropriate licensure or certification to conduct appraisals of interests in a limited liability company, taking into consideration the nature of the assets owned and business

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conducted by the Partnership, and such appraisers shall then select a third such appraiser.  The value of the Liquidating Partner’s interest shall be the average of the two appraised values that are closest together.  Each party shall bear the cost of the appraiser chosen by it and the parties shall split the cost of the third appraiser.

(c)

Method of Valuation and Discounts.  The value of the Liquidating Partner’s interest in the Partnership, whether determined by negotiation or appraisal, shall be arrived at by first determining the value of the Partnership as a whole by reference to such financial data and the use of such valuation methods as are appropriate.

13.3

Payment Schedule.  Payment for the interest in the Partnership of a Liquidating or redeeming Partner, including with respect to good will, as valued under Section 13.2 above, may be made by the Partnership over a period of up to five (5) years in equal monthly, quarterly or annual installments of principal, together with accrued interest from the effective date of the buy-out or redemption.  The unpaid balance of the purchase price shall bear interest at a variable rate equal to the minimum rate necessary to avoid the imputation of interest under the Internal Revenue Code.  The unpaid balance of the purchase price need not be secured.  The Partnership shall have the right to prepay all or any portion of such obligation at any time without notice or penalty.  In the event the Partnership terminates under Article 14, below, prior to the payment in full by the Partnership of the foregoing obligation, the entire remaining balance of principal and accrued interest shall be immediately due and payable by the Partnership, as set forth in Section 14.3 below.

ARTICLE 14

DISSOLUTION AND TERMINATION

14.1

Dissolution and Termination.  Subject to Section 9.2 herein, the Partnership shall be dissolved upon the occurrence of any of the following events:

(a)

When the period fixed for the duration of the Partnership expires;

(b)

At such time as the Partnership fails to have at least one Partner;

(c)

By written agreement signed by all of the Partners;

(d)

Upon the vote of the Person(s) then serving as General Partner and the unanimous vote of the Partners;

(e)

Upon administrative dissolution; and

(f)

Upon the entry of a decree of judicial dissolution;

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The death, Financial Insolvency, Legal Incompetency, withdrawal, retirement, resignation, expulsion or dissolution of any Partner shall not dissolve the Partnership.

14.2

Winding Up the Partnership.  Upon dissolution of the Partnership, the General Partner shall immediately commence to wind up the affairs of the Partnership and shall engage in an orderly disposition of its assets where such can be done at a fair value (except to the extent the General Partner may determine to distribute any assets to the Partners in kind).  The items comprising the Profits or Losses of the Partnership, as the case may be, as well as any specially allocated items for the Fiscal Year in which the Partnership is terminated shall continue to be allocated to the Partners or their representatives and be credited or charged to their respective Capital Accounts in accordance with Articles 6 and 7, above.

14.3

Distribution of Liquidation Proceeds.  Pursuant to the winding up of the Partnership’s affairs, the Partnership assets and the proceeds from the disposition of Partnership assets shall be applied in order of priority as follows:

(a)

First, to creditors of the Partnership other than Partners (and other than any former Partners receiving payments in buy-out of their interest in the Partnership under Section 13.3, above);

(b)

Second, to Partners for any debts of the Partnership to such Partners, including Partners being bought out under Section 13.3 above, pro rata;

(c)

Third, to Partners in the amount of the final balances in their respective Capital Accounts (after the allocation of all Profits, Losses and specially allocated items).

Each Partner shall look solely to the assets of the Partnership for the return of such Partner’s investment in the Partnership, and if such assets or the proceeds from the liquidation of such assets are insufficient to return said investment, such Partner shall have no recourse against any other Partner. Liquidating distributions to Partners shall be made by the later of (i) the end of the Partnership taxable year in which Liquidation occurs, or (ii) ninety (90) days after Liquidation.

14.4

Return of Capital Contributions.  No Partner shall be entitled to the return of specific property contributed to the Partnership nor to any payments in liquidation of such Partner’s interest in the Partnership other than in cash.

14.5

Negative Capital Account Balance.  A negative balance in any Partner’s Capital Account which exists upon termination of the Partnership (after the allocation of all Profits and Losses through termination) shall not constitute a debt or liability of such Partner to the Partnership, to any creditor of the Partnership, to any other Partner, or to any other person for any purpose whatsoever,

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and such Partner shall have no obligation to make any additional capital contribution to the Partnership by reason of such negative balance.

14.6

Articles of Dissolution.  When all debts, liabilities and obligations of the Partnership have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Partnership have been distributed to the Partners, Articles of Dissolution shall be executed and filed pursuant to Utah law.  Upon issuance by the State of Utah of a certificate of dissolution, the Partnership shall be terminated.

ARTICLE 15

MISCELLANEOUS PROVISIONS

15.1

Amendments.  This Limited Partnership Agreement and the Certificate of the Partnership may be amended, or amended and restated, at any time as follows:

(a)

Upon the unanimous vote of the Partners;

(b)

Upon the vote of the persons then serving as General Partner and the unanimous vote of the Partners; or

15.2

Upon the vote of the persons then serving as General Partner to make technical amendments to the Limited Partnership Agreement or Certificate which do not affect the economic interests of the Partners as necessary in order to maintain the Limited Partnership Agreement and the Certificate in compliance with applicable tax and limited liability Partnership law.

15.3

Notices.  Except as otherwise provided herein, any notice, election, or communication required or permitted to be given by any provision of this Limited Partnership Agreement shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or if sent by United States mail, postage and charges prepaid, addressed to the Partner’s and/or Partnership’s address, as appropriate, which is set forth in the records of the Partnership.  Any such address may be changed by notice given in the above manner.

15.4

Governing Law.  This Limited Partnership Agreement is entered into under and shall be governed by the laws of the State of Utah.

15.5

Construction.  Whenever the singular number is used in this Limited Partnership Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa.

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15.6

Headings.  The headings in this Limited Partnership Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Limited Partnership Agreement or any provision hereof.

15.7

Binding Effect.  Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Limited Partnership Agreement, their respective heirs, legal representatives, successors and assigns.

15.8

Counterparts.  This Limited Partnership Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.9

Enforcement.  In the event of a breach or dispute arising under this Limited Partnership Agreement, the nonbreaching party or the party prevailing in such dispute shall be entitled to recover from the breaching or nonprevailing party its costs, including, without limitation, court costs, reasonable attorneys’ fees, expert witness fees, fax, copy, telephone and other incidental charges.

IN WITNESS WHEREOF, this Limited Partnership Agreement has been executed on the date hereinabove first written by the following Partners, whose respective mailing addresses are set forth opposite their signatures.  By their signatures below said Partners do hereby affirm that they have read the foregoing Limited Partnership Agreement and are familiar with its contents and they do hereby verify the truthfulness thereof.

GENERAL PARTNER:

Dourave-Bullion, LLC, a Utah limited liability

company

By: /s/R. Don Morris

Its: Manager

LIMITED PARTNERS:

Bullion Monarch Mining, Inc., a Utah corporation

                                                                                                             By:/s/R. Don Morris

                                                                                  Name: R. Don Morris

                                                                                 Title: President

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Dourave Mineracao e Exploracao Mineral Ltda., which is an entity organized under the laws of Brazil

                                                                                                             By:/s/Sergio Aquino

                                                                                  Name: Sergio Aquino

                                                                                 Title: Director / President

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SCHEDULE ONE

(Partners’ Capital Contributions)

Partner	Description of Property Contributed	Amount or Value
BMM	33.3% of ownership of Brazilian Subsidiary	$167,765
Dourave	66.6% of ownership of Brazilian Subsidiary	$335,530
Dourave-Bullion, LLC	Cash	$100

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SCHEDULE TWO

(Partners’ Interests in Profits/Losses – Other Terms and Conditions)

Partner	Percentage
BMM	33.33%
Dourave	66.66%
Dourave-Bullion, LLC	00.01%

BMM’s interest in the Profits and Losses of the Partnership shall be 33.33% and, notwithstanding anything to the contrary contained in this Limited Partnership Agreement, cannot be diluted without the express written consent of the General Partner.  In addition, BMM’s interest in the Partnership and derivative, underlying interest in the Properties, is fully, irrevocably, and permanently vested.

The parties to this Limited Partnership Agreement hereby acknowledge and agree that legal title to the Properties is retained by the original prospectors and that all rights of the parties in and to the Properties come by way of binding, legal contracts and agreements with the prospectors (the “Contract Rights”) held by the Brazilian Subsidiary.  The Partnership owns at least 99.00% of the Brazilian Subsidiary for legal purposes, but 100% for tax purposes.  Even though the Partnership’s rights to the Properties come through  its ownership of the Brazilian Subsidiary and the underlying Contract Rights, all parties to this Limited Partnership Agreement hereby covenant and agree that they shall take all such actions as may be necessary to cause that all rights in and to the Properties flowing from the Contract Rights and the Partnership’s ownership of the Brazilian Subsidiary shall permanently and irrevocably inure to the benefit of BMM  in a percentage no less than 33.33%.  All references to the Contract Rights used in this Limited Partnership Agreement shall include the Area of Interest, as such term is defined in that certain Contribution and Management Agreement of even date herewith.  All rights of BMM shall be subject to the Royalty Election described in Article 11 of this Limited Partnership Agreement.

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CAPITAL ACCOUNTING AND TAX ADDENDUM

 (As referred to in Article 6)

DEFINITIONS

A.

The following additional definitions are supplied for purposes of this Addendum:

(a)

“Adjusted Capital Account” means a Partner’s Capital Account as of the end of any fiscal year, decreased by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).  The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(b)

“Adjusted Tax Basis” means the adjusted tax basis of property for Federal income tax accounting purposes.

(c)

“Book Depreciation” means for each Partnership Fiscal Year or other period, an amount equal to the Tax Depreciation for such year or other period, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such year or other period, Book Depreciation shall be an amount which bears the same relationship to such beginning Book Value as the Tax Depreciation for such year or other period bears to such beginning Adjusted Tax Basis; provided, however, that if the Tax Depreciation for such year is zero, Book Depreciation shall be determined with reference to such beginning Book Value using any reasonable method selected by the General Partner.  The foregoing definition of Book Depreciation is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(1)(g)(3) and shall be interpreted consistently herewith.

(d)

“Book Value” means the value of property as reflected on the books of the Partnership in accordance with Section B.1 hereof.

(e)

“Fair Market Value” means the fair market value of property, unreduced by any liabilities secured by such property.  For the purpose of applying the capital accounting rules set forth in Paragraphs B.1(b) and B.1(g) of this Addendum and for purposes of Paragraph B.2(a) of this Addendum, such fair market value shall be determined without regard to the amount of any nonrecourse indebtedness secured by such property, in accordance with I.R.C. Section 752(c).  For all other purposes and provisions of this Limited Partnership Agreement, such fair market value shall be deemed to be no less than the amount of any nonrecourse indebtedness secured by such property, in accordance with I.R.C. Section 7701(g) and Regulations Section 1.704-1(b)(2)(iv)(e)(1).

(f)

“Minimum Gain” means the aggregate amount by which nonrecourse liabilities, if any, exceed the adjusted tax bases of the Partnership properties which they encumber, as set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

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(g)

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1).  The amount of Nonrecourse Deductions for a Partnership fiscal year equals the net increase, if any, in the amount of Minimum Gain during that fiscal year, reduced (but not below zero) by the aggregate distributions made during that fiscal year of proceeds of any nonrecourse liability that are allocable to an increase in Minimum Gain, as set forth in Regulations Section 1.704-2(c).

(h)

“Section 704(c) Property” has the meaning set forth in Paragraph C.1 of this Addendum.

(i)

“Tax Depreciation” means for each Partnership Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for Federal income tax purposes.

CAPITAL ACCOUNT MAINTENANCE RULES

B.1

The Partners’ Capital Accounts shall be kept in accordance with the following rules.  A Partner’s Capital Account shall be increased by:

(a)

the amount of money contributed (or deemed contributed) by such Partner to the Partnership;

(b)

the Fair Market Value of property other than money contributed (or deemed contributed) by such Partner to the Partnership, net of liabilities secured by such property that the Partnership is considered to assume or take subject to under I.R.C. Section 752;

(c)

the amount of Partnership liabilities which are assumed by such Partner (other than liabilities described in subsection (h) below which are assumed by a distributee Partner);

(d)

such Partner’s allocable share of the Profits of the Partnership under Article 7 above and of any items of income or gain which are specially allocated pursuant to Paragraph C.2 of this Addendum; and

(e)

such Partner’s allocable share under Paragraph C.1(c) of this Addendum of any gain attributable to Section 704(c) Property, as computed for book purposes;

and shall be decreased by:

(f)

the amount of money distributed (or deemed distributed) by the Partnership to such Partner;

(g)

the Fair Market Value of property other than money distributed (or deemed distributed) by the Partnership to such Partner, net of liabilities secured by such property that such Partner is considered to assume or take subject to under I.R.C. Section 752;

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(h)

the amount of such Partner’s individual liabilities which are assumed by the Partnership (other than liabilities described in subsection (b) above which are assumed by the Partnership);

(i)

such Partner’s allocable share of the Losses of the Partnership under Section 7.2 above and of any items of loss or deduction which are specially allocated pursuant to Paragraph C.2 of this Addendum; and

(j)

such Partner’s allocable share under Paragraph C.1(c) of this Addendum of any Book Depreciation or loss attributable to Section 704(c) Property, as computed for book purposes.

The Partners’ Capital Accounts shall also be debited or credited as provided in Paragraphs B.2(c) and B.2(d) of this Addendum.  Also, in determining the amount of any liability for purposes of this provision, there shall be taken into account I.R.C. Section 752(c) and any other applicable provisions of the I.R.C. and Regulations.

B.2

Valuation of Partnership Property; Capital Account Adjustments.  The Book Value of Partnership property shall be its Adjusted Tax Basis except in the following instances:

(a)

Contributed Property.  The Book Value of property contributed (or deemed contributed) to the Partnership by any Partner shall be equal to its Fair Market Value on the date of contribution (or deemed contribution).

(b)

Distributed Property.  The Book Value of property distributed (or deemed distributed) by the Partnership to any Partner, whether in connection with the Liquidation of the Partnership or otherwise, shall be increased or decreased, as the case may be, to equal its Fair Market Value on the date of distribution (or deemed distribution), and the Capital Accounts of the Partners shall be debited or credited, as the case may be, to reflect the manner in which gain or loss, as computed for book purposes, would be allocated among the Partners if there were a taxable disposition of such property for such Fair Market Value.

(c)

Other Property at Time of Contribution or Distribution.  In connection with either

(i)

a contribution (or deemed contribution) of money or other property to the Partnership by a new or existing Partner in exchange for a new or increased interest in the Partnership, or

(ii)

a distribution (or deemed distribution) of money or other property by the Partnership to a withdrawing or continuing Partner in exchange for all or a portion of such Partner’s interest in the Partnership, or

(iii)

the Liquidation of the Partnership,

the Book Values of all Partnership assets, including good will if applicable, shall be increased or decreased, as the case may be, to equal their respective Fair Market Values on the date of such

CAPITAL ACCOUNTING AND TAX ADDENDUM

4824-1329-4339.8

contribution or distribution (or deemed contribution or distribution), and the Capital Accounts of the Partners shall be debited or credited, as the case may be, to reflect the manner in which gain or loss, as computed for book purposes, would be allocated among the Partners if there were a taxable disposition of all such assets for such Fair Market Values; provided, however, in the case of Subparagraphs (i) and (ii) hereof, such adjustment need not be made if such contribution or distribution is of a de minimis amount or if the Partners reasonably determine that such adjustment is not necessary or appropriate in view of the cost to the Partnership of making such adjustment as compared with the distortion in the relative economic interests of the Partners which would result from not making such adjustment.  Paragraphs (a), (b) and (c) hereof are intended to comply with Regulations Section 1.704-1(b)(2)(iv)(d), (e) and (f) and shall be interpreted consistently therewith.

(d)

Section 754 Adjustments.  The Book Value of an item of Partnership property shall be increased or decreased, as the case may be, to equal its Adjusted Tax Basis whenever an adjustment to the Adjusted Tax Basis of such item of Partnership property arises under I.R.C. Sections 732(d), 734 or 743 and such adjustment exceeds the difference between the Book Value of such item of Partnership property and its Adjusted Tax Basis prior to making such adjustment.  Such increase or decrease in Book Value shall then be allocated to the Capital Accounts of the Partners in accordance with Regulations Section 1.704-1(b)(2)(iv)(m).  This Paragraph shall be applied only after the application of Paragraphs B.2(a), (b) and (c), above.

SPECIAL TAX ALLOCATION RULES

C.1

Special Allocation Rules Where Book Value and Adjusted Tax Basis Are Unequal.  Notwithstanding the general allocation rules set forth in Article 7 above, as to property the Book Value of which is different from its Adjusted Tax Basis (“Section 704(c) Property”), the following rules and definitions shall apply:

(a)

If the Book Value of property exceeds its Adjusted Tax Basis, such excess shall be referred to as “Built-in Gain.”  Conversely, if the Adjusted Tax Basis of property exceeds its Book Value, such excess shall be referred to as “Built-in Loss.”

(b)

Built-in Gain or Built-in Loss may arise as the result of the contribution or deemed contribution of property to the Partnership by one or more Partners (the “Contributing Partners”) or as the result of the revaluation of existing Partnership property under Paragraph B.2 of this Addendum.  If existing Partnership property is revalued, the existing Partners shall be considered the Contributing Partners as to such property.  The term Contributing Partners shall include successors-in-interest thereto.

(c)

Book Depreciation, and gain or loss with respect to Section 704(c) Property as computed for book purposes, shall be allocated to the Partners in accordance with the general profit and loss sharing percentages specified in Article 7, and the Partners’ Capital Accounts shall be adjusted accordingly, as set forth in Paragraph B.1 of this Addendum.

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(d)

Tax Depreciation, and gain or loss with respect to Section 704(c) Property as computed for tax purposes, shall be allocated to the Partners in a manner that takes into account the Built-in Gain or Built-in Loss with respect to such property, in accordance with Section 704(c) of the I.R.C. and equivalent principles, as follows, and such allocations shall not be independently reflected by further adjustments to the Partners’ Capital Accounts:

(i)

With respect to Built-in Gain property, 100% of any tax gain shall be allocated to the Contributing Partners in the same proportion as such Built-in Gain has been credited to their respective Capital Accounts; Tax Depreciation shall be allocated to the Partners other than the Contributing Partners (the “Noncontributing Partners”) in the same proportion as, but in an amount not to exceed, the Book Depreciation with respect to such property which has been allocated to them under Paragraph C.1(c) of this Addendum; and any excess of such Tax Depreciation over the amount allocated to the Noncontributing Partners shall be allocated to the Contributing Partners in the same proportion that the Book Depreciation with respect to such property has been allocated to the Contributing Partners under Paragraph C.1(c) of this Addendum.  These allocations shall continue until the Built-in Gain has been eliminated.  Thereafter any Tax Depreciation and gain or loss with respect to such property shall be allocated to the Partners pursuant to the general profit and loss allocation provisions of Article 7 above.

(ii)

With respect to Built-in Loss property, 100% of any tax loss shall be allocated to the Contributing Partners in the same proportion as such Built-in Loss has been charged to their respective Capital Accounts; Tax Depreciation shall be allocated to the Noncontributing Partners in the same proportion as, but in an amount not to exceed, the Book Depreciation with respect to such property which has been allocated to them under Paragraph C.1(c) of this Addendum; and any excess of such Tax Depreciation over the amount allocated to the Noncontributing Partners shall be allocated to the Contributing Partners in the same proportion that the Book Depreciation with respect to such property has been allocated to the Contributing Partners under Paragraph C.1(c) of this Addendum.  These allocations shall continue until the Built-in Loss has been eliminated.  Thereafter any Tax Depreciation and gain or loss with respect to such property shall be allocated to the Partners pursuant to the general profit and loss allocation provisions of Article 7 above.

(iii)

In the event that the allocation of tax gain, tax loss or Tax Depreciation to the Noncontributing Partners under Paragraph C.1(d)(i) or C.1(d)(ii) of this Addendum is limited by application of the “ceiling rule” set forth in Regulations Section 1.704-3(b)(1), the Partnership may do any of the following:

(A)

the Partnership may make reasonable curative allocations of income, gain, loss or deduction with respect to the tax item limited by the ceiling rule, including income from the disposition of contributed or revalued property, in accordance with the rules set forth in Regulations Section 1.704-3(c); or

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(B)

the Partnership may make remedial allocations of income, gain, loss or deduction with respect to the tax item limited by the ceiling rule in accordance with the rules set forth in Regulations Section 1.704-3(d); or

(C)

if applicable, the Partnership may apply the “small disparity” rules of Regulations Section 1.704-3(e).

The foregoing provision is intended to comply with Regulations Section 1.704-1(b)(2)(iv)(g) and Section 1.704-3(e) and shall be interpreted consistently therewith.

C.2

Special and Regulatory Allocations.

(a)

Minimum Gain Chargeback.  If there is a net decrease in Minimum Gain during any Partnership fiscal year, then in that event, prior to the making of any other allocation under this Article 7, there shall be specially allocated to all Partners items of income and gain for such year (and, if necessary, subsequent years) equal to their share of such net decrease in Minimum Gain within the meaning of Regulations Sections 1.704-2(f)(1) and 1.704-2(g)(2).

(b)

Qualified Income Offset.  Subject to the provisions of Paragraph C.2(a) of this Addendum, in the event a Partner unexpectedly receives an adjustment, allocation, or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate any deficit in such Partner’s Adjusted Capital Account as quickly as possible.  This Paragraph C.2(b) is intended to comply with the qualified income offset requirement set forth in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(c)

Nonrecourse Deductions.  Nonrecourse Deductions for any Partnership fiscal year shall be allocated among the Partners in accordance with the Partners’ percentage interests in Losses, as set forth in Section 7.2 above.  This Paragraph C.2(c) is intended to comply with Regulations Section 1.704-2(e)(2) and shall be interpreted consistently therewith.

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